UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2007

LAUREATE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22844	52-1492296
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1001 Fleet Street, Baltimore, Maryland		21202
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01.  Other Events

Dismissal of Shareholder Litigation

As previously disclosed, following the public announcement of the proposed transaction contemplated by the original merger agreement dated January 28, 2007, among Laureate Education Inc. (the “Company”), Wengen Alberta, Limited Partnership, and L Curve Sub Inc., two purported class actions were filed in the Circuit Court for Baltimore City, Maryland, against the Company, the directors of the Company, and certain investors in Wengen Alberta (the “Investor Group”). These two actions were consolidated under the caption In re Laureate Education, Inc. Shareholder Litigation, Case No. 24-C-07-000664.  On April 5, 2007, Plaintiffs filed a Consolidated Amended Complaint which alleged, among other things: (1) the proposed transaction is the result of a flawed process; (2) the consideration offered to the holders of the Company’s common stock is inadequate; (3) the officers and directors of the Company breached their fiduciary duties owed to holders of the Company’s common stock; (4) the Investor Group aided and abetted such breaches; and (5) Defendants conspired to accomplish unlawful acts and/or use unlawful means to accomplish acts not in themselves unlawful.  Plaintiffs sought to enjoin the implementation of the proposed transaction or, in the event that the proposed transaction was completed, to rescind the transaction or to obtain an award of damages in an unspecified amount.

On April 18, 2007, Defendants filed motions to dismiss the Consolidated Amended Complaint. On May 4, 2007, the court held a hearing on the motions.  On May 11, 2007, the court granted the motion to dismiss that had been filed by the members of the Investor Group other than Messrs. Becker and Hoehn-Saric and Sterling Capital Partners II, L.P., and deferred ruling on the motions to dismiss that had been filed by the other Defendants pending a period of limited discovery.

On June 13, 2007, following the commencement of the tender offer on June 8, 2007 by L Curve Sub Inc. and M Curve Sub Inc., both direct subsidiaries of Wengen Alberta, Plaintiffs filed a Second Amended Consolidated Complaint, naming only the Company and the directors of the Company as Defendants, and alleging a single count of breach of fiduciary duty.  On June 15, 2007, the remaining Defendants served a joint motion to dismiss the Second Amended Complaint.

The court held a hearing on the motion on June 22, 2007.  On June 26, 2007, the court granted the joint motion to dismiss with prejudice, holding that Maryland law does not permit a direct action against corporate directors for alleged violations of fiduciary duties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

/s/ Robert W. Zentz
Name:	Robert W. Zentz
Title:	Senior Vice President and General Counsel

Date:  June 28, 2007